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                                                                     EXHIBIT 4.9

                               AMENDMENT NO. 2 TO

                 AMENDED AND RESTATED RECEIVABLES SALE AGREEMENT

            THIS AMENDMENT NO. 2 TO AMENDED AND RESTATED RECEIVABLES SALE AGREEMENT (the "Amendment"), dated as of September 30, 2004, between ANIXTER INC., a Delaware corporation, (the "Originator") and ANIXTER RECEIVABLES CORPORATION, a Delaware corporation (the "Buyer").

                              W I T N E S S E T H:

            WHEREAS, the Originator and the Buyer are parties to that certain Amended and Restated Receivables Sale Agreement, dated as of October 3, 2002 (as amended, restated, supplemented or otherwise modified from time to time, the "Agreement"); and

            WHEREAS the parties hereto desire to amend the Agreement on the terms and conditions set forth below;

            NOW THEREFORE, in consideration of the premises herein contained, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

      SECTION 1. Defined Terms. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

      SECTION 2. Amendments to the Agreement. The Agreement is hereby amended as follows:

            (a) Section 6.1 of the Agreement is hereby amended to delete the following parenthetical from the sentence immediately following the proviso to Section 6.1:

            "(including, without limitation, losses in respect of uncollectible receivables, regardless of whether reimbursement therefor would constitute recourse to Originator)"

            (b) The defined term "Excluded Receivable" is hereby restated in its entirety as follows:

            "Excluded Receivable" means indebtedness and other obligations owed to Originator, in respect of: (i) all accounts receivable generated by Originator's Latin American export locations; (ii) all accounts receivable generated by Originator's "Pacer" division, (iii) all accounts receivable generated by Originator's "Pentacon" division which are not included in Originator's main subledger system, (iv) all accounts receivable owing by Obligors with the following customer numbers: 139661, 804470, 544876, 520222, 037690,

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            608556, 514221 or 548357, and (v) all accounts receivable existing at Originator's general corporate division coded WC.

            (c) Exhibit II to the Agreement is hereby replaced with Exhibit II attached hereto.

            SECTION 3. Effective Date. This Amendment shall become effective and shall be deemed effective as of the date first written above when the parties shall have received a copy of this Amendment duly executed by each of the parties hereto.

            SECTION 4. Representations and Warranties of the Originator. In order to induce the parties hereto to enter into this Amendment, the Originator represents and warrants to the Buyer, as to itself, that the execution and delivery by such Originator of this Amendment has been duly authorized by proper corporate proceedings of such Originator and this Amendment, and the Agreement, as amended by this Amendment, constitutes the legal, valid and binding obligation of such Originator, enforceable against such Originator in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws of general applicability affecting the enforcement of creditors' rights generally.

            SECTION 5. Ratification. The Agreement, as amended hereby, is hereby ratified, approved and confirmed in all respects.

            SECTION 6. Reference to Agreement. From and after the effective date hereof, each reference in the Agreement to "this Agreement", "hereof", or "hereunder" or words of like import, and all references to the Agreement in any and all agreements, instruments, documents, notes, certificates and other writings of every kind and nature shall be deemed to mean the Agreement, as amended by this Amendment.

            SECTION 7. CHOICE OF LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS.

            SECTION 8. Execution of Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                                      -2-
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            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first written above:

                                               ANIXTER INC.,
                                               as the Originator

                                               By: ___________________________
                                               Name:
                                               Title:

                                               ANIXTER RECEIVABLES CORPORATION,
                                               as the Buyer

                                               By: ___________________________
                                               Name:
                                               Title:

                                 Amendment No. 2
                                       to
                 Amended and Restated Receivables Sale Agreement

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Acknowledged and Agreed
this 30th day of September, 2004:

FALCON ASSET SECURITIZATION
CORPORATION

By: ___________________________
Name:
Title:   Authorized Signatory

THREE PILLARS FUNDING CORPORATION

By: ___________________________
Name:
Title:   Authorized Signatory

BANK ONE, NA, as a Financial Institution, a Managing Agent and as Agent

By: ___________________________
Name:
Title:

SUNTRUST BANK, as a
Financial Institution

By :___________________________
Name:
Title:

SUNTRUST CAPITAL MARKETS INC.,
as a Managing Agent

By: ___________________________
Name:
Title:

                                 Amendment No. 2
                                       to
                 Amended and Restated Receivables Sale Agreement

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                                   EXHIBIT II

                                    Attached.